EXHIBIT 99.1
GIANT INDUSTRIES, INC.
NEWS RELEASE

Contact: Mark B. Cox
         Executive Vice President, Treasurer, & Chief Financial Officer Giant Industries, Inc.
         (480) 585-8888

FOR IMMEDIATE RELEASE

July 12, 2005

                GIANT INDUSTRIES, INC. ANNOUNCES ACQUISITION
                            OF DIAL OIL COMPANY


Scottsdale, Arizona, July 12, 2005 - Giant Industries, Inc. [NYSE: GI] today announced that it has acquired Dial Oil Company. Based in Farmington, New Mexico, Dial Oil is one of the premier wholesale distributors of gasoline, diesel and lubricants in New Mexico, with operations throughout the Southwest. It also owns and operates twelve service station/convenience stores. In addition, Dial's assets include four bulk petroleum distribution plants, sixteen cardlock fueling locations, and a fleet of truck transports. The Company's annual fuel and lubricant sales volumes are approximately 100 million gallons. Dial will be operated as a wholly-owned subsidiary of Giant.

Fred Holliger, Giant's Chief Executive Officer said, "Dial Oil is good fit with our existing operations and provides us an opportunity to grow our wholesale business in the Southwest. Dial's wholesale fuel and lubricant markets strategically complement our Phoenix Fuel operations. The combination will geographically expand our existing markets and provide us with a platform for additional profitable growth. We also believe that synergies can be obtained by more effectively utilizing our Refining, Phoenix Fuel and Dial Oil transportation fleets."

"We believe that Dial's retail sites are well located and compliment Giant's existing retail stores in the Four Corners area. We further believe our marketing programs, when integrated with those of Dial's, will provide us excellent opportunities to continue to grow both fuel volume and merchandise sales."

Holliger continued, "We recently announced that we are in the process of acquiring a pipeline system to access additional crude oil supplies for our two New Mexico refineries. When operational, the pipeline should have sufficient crude oil transportation capacity to allow us to again operate both refineries at maximum rates. Although we plan to continue to purchase a large portion of Phoenix Fuel's and Dial's fuel needs from third-party suppliers, this acquisition serves as another stepping-stone to optimally balance our supplies between our own refineries and third-party sources. We believe that effectively managing the distribution of finished products in the fast-growing Southwest market will maximize the overall profitability of all our assets."

Giant Industries, Inc., headquartered in Scottsdale, Arizona, is a refiner and marketer of petroleum products. Giant owns and operates one Virginia and two New Mexico crude oil refineries, a crude oil gathering pipeline system based in Bloomfield, New Mexico, which services the New Mexico refineries, finished products distribution terminals in Albuquerque, New Mexico and Flagstaff, Arizona, a fleet of crude oil and finished product truck transports and a chain of retail service station/convenience stores in New Mexico, Colorado, and Arizona. Giant is also the parent company of Phoenix Fuel Co., Inc., an Arizona wholesale petroleum products distributor. For more information, please visit Giant's website at www.giant.com.

This press release contains forward-looking statements that involve known and unknown risks and uncertainties. Forward-looking statements are identified by words or phrases such as "believes," "expects," "anticipates," "estimates," "should," "could," "plans," "intends," "will," variations of such words and phrases, and other similar expressions. While these forward-looking statements are made in good faith, and reflect the Company's current judgment regarding such matters, actual results could vary materially from the forward-looking statements. Important factors that could cause actual results to differ from forward-looking statements include, but are not limited to: the risk that we will not be able to grow our wholesale business in the Southwest, the risk that Dial's wholesale fuel and lubricant business will not compliment our Phoenix Fuel operations, the risk that the Dial acquisition will not result in additional profitable growth, the risk that we will not realize projected synergies between our existing operations and Dial's operations, the risk that Dial's retail operations will not compliment our existing retail operations, the risk that we will not be able to grow fuel volumes and merchandise sales at the Dial retail stores, the risk that the pipeline system acquisition will not be consummated, the risk that we will not be able to optimally balance our supplies between our own refineries and third party sources, the risk that we will not be able to effectively manage the distribution or finished products and, thereby maximize the overall profitability of all our assets, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the foregoing. Forward-looking statements made by the Company represent its judgment on the dates such statements are made. The Company assumes no obligation to update any forward-looking statements to reflect new or changed events or circumstances.